UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2016

CONSOL Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(724) 485-4000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    At the Annual Meeting of Shareholders of CONSOL Energy Inc. (the “Company”) held on May 11, 2016 (the “Annual Meeting”), the Company’s shareholders approved the amendment and restatement of the CONSOL Energy Inc. Equity Incentive Plan (the “Plan”) and certain awards of performance share units and stock options granted thereunder to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Administrative Officer, Chief Operating Officer – Exploration and Production, and former Chief Commercial Officer, among others. Subject to the adjustment provisions of the Plan, the Plan authorizes up to 42,350,000 shares of the Company’s common stock for issuance under the Plan (increased from 31,800,000 shares by shareholder approval at the 2016 Annual Meeting).
The employees and officers of the Company and its subsidiaries, and the non-employee directors of the Company’s Board of Directors (the “Board”) are eligible to receive grants under the Plan. The Plan consists of the following components: stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance awards (cash and equity), deferred stock units and other stock-based awards.
Subject to the adjustment provisions of the Plan, no participant may be granted: (i) stock options or SARs for more than 3,000,000 shares in any one calendar year, (ii) performance awards (payable in shares) that are intended to be performance-based compensation under Section 162(m) of the Code for more than 2,000,000 shares (based on a target award level on the grant date) in any one calendar year; or (iii) performance awards (payable in cash) that are intended to be performance-based compensation under Section 162(m) of the Code for more than $15,000,000 (based on a target award level on the grant date) in any one calendar year. In the case of non-employee directors of the Board and subject to the anti-dilution adjustment provisions of the Plan, no non-employee director may receive, in any one fiscal year of the Company, awards specifically granted under the Plan with an aggregate maximum value, calculated as of their respective grant dates, of more than $500,000.
For performance awards intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”), performance goals will relate to one or more of the following performance measures (subject to such modifications and adjustments as specified by the Compensation Committee of the Board): cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation, and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; internal rate of return; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; share price; equity ratios; economic value added; cost of capital; assets or change in assets; expenses; expense reduction levels; productivity; delivery performance; safety record and/or performance; environmental record and/or performance; mine closures; stock price; interest-sensitivity gap levels; return on equity or capital employed; total or relative increases to shareholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; amount of oil and gas reserves; oil and gas reserve additions; oil and gas reserve replacement ratios and similar measures; finding and development costs (including costs of finding oil and gas reserves); daily natural gas and/or oil production; volume metrics (including volumes sold, volumes produced, volumes transported and similar measures); drilling and well metrics (including number of gross or net wells drilled, number of horizontal wells drilled, cost per well and similar measures); operating efficiency metrics; charge-offs; non-performing assets; asset sale targets; asset quality levels; value of assets; employee retention/attrition rates; investments; regulatory compliance; satisfactory internal or external audits; improvement of financial ratings; value creation; achievement of balance sheet or income statement objectives; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives.
A copy of the Plan document was filed as an Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on May 11, 2016, and is incorporated herein by reference as Exhibit 10.1 to this Report and to this Item 5.02(e).

Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the Company’s shareholders considered six proposals, each of which is described in more detail in the Proxy Statement. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The following individuals were elected as directors to hold office for a one-year term expiring at the annual meeting in 2017 or until their respective successors are elected and qualified:

Director Name	For	Withheld	Broker Non-Votes	Abstain
Nicholas J. DeIuliis	178,545,903	1,698,195	22,589,124	0
Alvin R. Carpenter	177,853,198	2,390,900	22,589,124	0
William E. Davis	177,905,244	2,338,854	22,589,124	0
Maureen E. Lally-Green	177,936,242	2,307,856	22,589,124	0
Gregory A. Lanham	177,861,391	2,382,707	22,589,124	0
Bernard Lanigan, Jr.	178,364,367	1,879,731	22,589,124	0
John T. Mills	178,027,765	2,216,333	22,589,124	0
Joseph P. Platt	178,487,411	1,756,687	22,589,124	0
William P. Powell	177,803,615	2,440,483	22,589,124	0
Edwin S. Roberson	178,473,154	1,770,944	22,589,124	0
William N. Thorndike, Jr.	177,843,735	2,400,363	22,589,124	0
Proposal 2: Ernst & Young LLP was ratified as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016.

For:	201,919,344
Against:	291,333
Abstain:	622,545
Proposal 3: A non-binding resolution regarding compensation paid to our named executive officers in 2015 was approved.

For:	174,954,916
Against:	4,565,749
Abstain:	723,433
Broker Non-Votes:	22,589,124

Proposal 4: The Amended and Restated CONSOL Energy Inc. Equity Incentive Plan was approved.

For:	174,063,987
Against:	5,387,954
Abstain:	792,157
Broker Non-Votes:	22,589,124
Proposal 5: The shareholder proposal regarding proxy access was approved.

For:	94,085,006
Against:	85,374,526
Abstain:	784,566
Broker Non-Votes:	22,589,124
Proposal 6: The shareholder proposal regarding lobbying activities was rejected.

For:	29,648,412
Against:	130,187,481
Abstain:	20,408,205
Broker Non-Votes:	22,589,124
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1
CONSOL Energy Inc. Equity Incentive Plan, As Amended and Restated, effective May 11, 2016 incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 (file no. 333-211286) filed on May 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By: /s/ Stephanie L. Gill
Stephanie L. Gill
Vice President and General Counsel

Dated: May 12, 2016

Exhibit Index

Exhibit Number	Description of Exhibit

Exhibit 10.1
CONSOL Energy Inc. Equity Incentive Plan, As Amended and Restated, effective May 11, 2016 incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 (file no. 333-211286) filed on May 11, 2016.